UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14701 Charlson Road

Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 937-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class,	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CHRW	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to notice duly given, C.H. Robinson Worldwide, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders virtually on May 5, 2022 at www.virtualshareholdermeeting.com/CHRW2022 (“2022 Annual Meeting”). At the 2022 Annual Meeting, the Company’s shareholders approved the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (the “Plan”), including the reservation of an initial 4,261,884 shares of common stock for issuance thereunder. In addition, the number of shares of common stock available for issuance under the 2022 Plan will be increased by the number of shares subject to awards that were outstanding under the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan and the 1997 Omnibus Stock Plan on the date of the 2022 Annual Meeting that expire, are cancelled or forfeited, or are settled or paid in cash. A more detailed summary of the Plan can be found in the Company’s proxy statement for the 2022 Annual Meeting, which was filed with the Securities and Exchange Commission on March 22, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The number of outstanding shares on the record date for the 2022 Annual Meeting was 126,705,542 shares. At the 2022 Annual Meeting, 114,769,560 shares, or approximately 91 percent of the outstanding shares, were represented in person or by proxy. At the 2022 Annual Meeting, the shareholders of the Company: (1) elected the eleven director nominees set forth below to serve one-year terms, expiring at the Company’s 2023 Annual Meeting of Shareholders; (2) approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers; (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (4) approved the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan. The results of the matters voted upon by the shareholders are as follows:

Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Anderson	96,009,559	7,501,706	107,793	11,150,502
Robert C. Biesterfeld Jr.	101,222,032	2,260,824	136,202	11,150,502
Kermit R. Crawford	99,849,444	3,662,790	106,824	11,150,502
Timothy C. Gokey	91,967,272	11,496,909	154,877	11,150,502
Mark A. Goodburn	101,249,237	2,229,918	139,903	11,150,502
Mary J. Steele Guilfoile	99,708,549	3,834,806	75,703	11,150,502
Jodee A. Kozlak	92,957,519	10,555,580	105,959	11,150,502
Henry J. Maier	97,491,159	6,017,980	109,919	11,150,502
James B. Stake	96,914,473	6,565,354	139,231	11,150,502
Paula C. Tolliver	102,355,764	1,157,685	105,609	11,150,502
Henry W. “Jay” Winship	98,170,003	5,309,826	139,229	11,150,502

Approval, on a non-binding basis, of the compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
95,574,117	7,851,749	193,192	11,150,502

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022

For	Against	Abstain
110,848,361	3,877,678	43,521

Approval of the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
70,991,939	32,442,864	184,255	11,150,502

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Christopher E. Gerst
Christopher E. Gerst
Assistant General Counsel and Assistant Secretary